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                           STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, made the 31st day of March, 1998, by and between SEL-LEB MARKETING, INC., with its principal place of business at 495 River Street, Paterson, New Jersey 07524, (hereinafter, "Seller"), RBCJJ ASSOCIATES, LLC, with its principal place of business at 25 Seabro Avenue, North Amityville, New York 11701 (hereinafter, "Purchaser"), and ALES SIGNATURE, LTD., with its principal office at 495 River Street, Paterson, New Jersey 07524, (hereinafter, "ALES").

                             W I T N E S S E T H :

         WHEREAS, ALES has been validly organized under the laws of the State of New York, and is authorized to issue Two Hundred (200) shares of common stock, no par value each, of which Ninety (90) shares are presently owned by Seller, and Ten (10) shares are presently owned by Purchaser, representing 100% ownership of ALES, for a total of One Hundred (100) shares issued and outstanding; and

         WHEREAS, on October 31, 1997, the parties hereto executed a shareholders' agreement (the "Shareholders' Agreement," which is incorporated herein by reference), which Shareholders' Agreement, at Paragraph 12, contemplated and provided for the option by Purchaser to purchase up to thirty-nine (39) shares of Seller's no par value common stock which option is triggered by several events, none of which have, as of the present date, occurred (collectively, the "Option");

         WHEREAS, the Purchaser has expressed to Seller its desire to purchase, and Seller has agreed to sell ten (10) shares of Seller's no par value common stock prior to the occurrence of any of the events set forth in the Shareholders' Agreement which trigger the Purchaser's Option (such shares to be hereinafter referred to as the "Shares").

         WHEREAS, upon consummation of the transaction contemplated hereby, Seller shall own Eighty (80) shares of ALES common stock, no par value each, and Purchaser shall own Twenty (20) shares of ALES common Stock, no par value each, representing 100% ownership of ALES, for a total of One Hundred (100) shares issued and outstanding;

         NOW, THEREFORE, in consideration of the premises and other mutual covenants, conditions and agreements herein contained, the parties hereto, each intending to be legally bound, hereby agree as follows:


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         1. Purchase and Sale of Shares.

                  (a) Transfer of Shares: Subject to the terms and conditions set forth in this Agreement, the Seller will transfer and convey the Shares of

ALES to the Purchaser, subject to all liens, charges, security interests, pledges, equity, options, plans, restrictions, and other encumbrances.

                  (b) Purchase Price: The aggregate purchase price for the Shares shall be Eighty-One Thousand One Hundred and Thirty-Seven ($81,137.00) Dollars.

                  (d) Form and Manner of Payment: The purchase price shall be paid as follows: (i) $27,045.67 at Closing; (ii) $27,045.66 on or before May 18, 1998; and (iii) the balance of $27,045.66 on or before June 18, 1998.

                  (e) Payment in Full: Payment of the Purchase Price, when made in full, will represent payment in full for the Shares and no further consideration will be owed to the Seller hereunder.

         2. Time and Place of Closing, Documents Deliverable:

                  (a) Consummating the purchase and sale contemplated herein between the Sellers and the Buyer (the "Closing") shall take place simultaneously with the signing of the Agreement, on March 31, 1998.

                  (b) Deliveries by the Seller Prior to Closing: As the Purchaser is active in the management of ALES, the parties hereto agree that there will be no deliveries by Seller prior to Closing.

                  (c)      Deliveries by the Seller at closing:

                           (i) Original Stock Certificates of ALES for the
shares duly endorsed. These certificates will be surrendered to ALES and the transfer noted on the books of the ALES and new certificates will be issued in the name of the Purchaser.

         3. Further Assurances: The parties hereto shall, upon request, cooperate with each other by furnishing any additional information, executing and delivery any additional documents required by the parties or their counsel to consummate or to otherwise implement the transactions contemplated by this Agreement.

         4. Representations and Warranties of the Seller: As the Purchaser is active in the management of ALES, the parties hereto agree that the Seller shall make no Representations and Warranties in connection with the sale of the Shares. Further, Purchaser acknowledges that it is not relying on any statement, representation or warranty made by Seller in connection with its purchase of the Shares.


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                  (a) Purchaser acknowledges that it is purchasing the Shares subject to all liens, charges, security interests, restrictions, and other encumbrances held by Summit Bank, if any.


         5. Indemnification by The Sellers As the Purchaser is active in the management of ALES, and the Seller is not making, and Purchaser is not relying on any representations or warranties in connection with the sale of the Shares, the Seller shall neither indemnify nor hold harmless the Purchaser from and against any losses, costs, damages or expenses arising from or relating to the sale of the Shares.

         6. Conditions Precedent to the Seller's Obligations: Other than payment in full of the purchase price by Purchaser to Seller, there are no conditions precedent to Seller's obligations hereunder.

         7. Conditions Precedent to the Purchaser's Obligations: NONE.

         8. Effect of this Agreement: The parties hereto agree and acknowledge that the sale of the Shares by Seller to Purchaser contemplated hereby was a negotiated transaction which neither modifies, alters or otherwise amends the terms, nor does it constitute a waiver of, the terms and conditions of the Shareholders' Agreement other than as follows:

               (a) Upon consummation of the transaction contemplated hereby, Seller shall own Eighty (80) shares of ALES common stock, no par value each, and Purchaser shall own Twenty (20) shares of ALES common Stock, no par value each, representing 100% ownership of ALES, for a total of One Hundred (100) shares issued and outstanding;

               (b) Paragraph 12 of the Shareholder's Agreement is modified and amended to reflect the purchase by Purchaser of the Shares and to reduce the Purchaser's unqualified right to additional shares from thirty-nine (39) shares to twenty-nine (29) Shares, which equates to a forty-nine percent ownership of ALES.

         9. Entire Agreement; Amendment, Modification and Termination: This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may be amended, modified or terminated at any time or times by the unanimous agreement in writing of the parties hereto.

         10. Miscellaneous:

               (a) Indulgences, Etc.: Neither the failure nor any delay on the party of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or


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privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

               (b) Controlling Law: This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of New York, notwithstanding any conflict-of-laws, doctrines of such state or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

               (c) Notices: All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger), or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth above.

               In addition, notice by mail shall be by air mail if posted outside of the continental United States.

               Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions this paragraph for the giving of notice.

               (d) Binding Nature of Agreement; No Assignment: This Agreement shall be binding and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

               (e) Arbitration:. Any dispute or controversy of any kind or nature, relating to this Agreement or the breach of performance thereof, that shall arise among the parties hereto or their legal representative, but excluding actions for equitable or injunctive relief brought hereunder, shall be settled and determined by arbitration in the County of Nassau, in accordance with the Commercial Rules then obtaining of the American Arbitration Association, before an arbitrator or arbitrators selected by said Association pursuant to its rules. All costs of arbitration shall be borne as directed by the arbitrators. Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction.

               (f) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same


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instrument. This Agreement shall become binding when one (1) or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

               (g) Provisions Separable: The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may invalid or unenforceable in whole or in part.

               (h) Paragraph Headings: The paragraph headings of this Agreement are for convenience only; they form no part of this Agreement and shall not affects its interpretation.

               (i) Gender, Etc.: Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

               (j) Number of Days: In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which Federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

AGREED AND CONSENTED TO:

SEL-LEB MARKETING, INC. (Seller)          RBCJJ ASSOCIATES, LLC (Purchaser)

By:  /s/ Jan S. Mirsky                     By: /s/ Joel Spielvogel
   ------------------------------            ---------------------------
         Jan S. Mirsky                    Name:
         Executive Vice President         Title:

ALES SIGNATURE, LTD.

By:  /s/ Jan S. Mirsky
   ------------------------------
         Jan S. Mirsky
         Executive Vice President


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